UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2019

J2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	NASDAQ Global Select Market

*Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Issuance of Additional Notes

On November 15, 2019, J2 Global, Inc. (the “Company”) completed the issuance and sale of $500 million aggregate principal amount of its 1.75% convertible senior notes due 2026 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”). The Notes were sold pursuant to a purchase agreement, dated November 12, 2019 (the “Purchase Agreement”), among the Company, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”).

In connection with the Offering, the Company granted the Initial Purchasers of the Notes an option to purchase up to an additional $50 million in aggregate principal amount of the Notes on the same terms and conditions. On November 25, 2019, the Initial Purchasers exercised their option in full to purchase the $50 million in aggregate principal amount of the Notes (the “Additional Notes”). On November 27, 2019, the Initial Purchasers purchased the Additional Notes.

The Company intends to use the net proceeds from the issuance of the Additional Notes for general corporate purposes, which may include acquisitions, although the Company does not have agreements or commitments for any material acquisitions or investments at this time.

The Additional Notes are being issued under the Indenture, dated as of November 15, 2019, between the Company and Wilmington Trust, National Association, as trustee. The material terms of the Additional Notes are identical to the material terms of the $500 million aggregate principal amount of Notes issued and sold by the Company on November 15, 2019, as described in Item 1.01 of the Current Report on Form 8-K filed by the Company on that date, which is incorporated herein by reference.

The foregoing is not a complete description of the Additional Notes. A copy of the Indenture (including the Form of Additional Note) is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on November 15, 2019 and is incorporated herein by reference.

Item 2.03	Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 3.02	Unregistered sales of equity securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Additional Notes were issued to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers solely to persons reasonably believed to be “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Additional Notes and shares of the Company’s common stock, if any, issuable upon conversion thereof have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date: November 27, 2019	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel